Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 333-64442) pertaining to the Employee Stock Purchase Plan of Chicago Bridge & Iron Company N.V.,
(2)	Registration Statement (Form S-8 No. 333-156004) pertaining to the 2008 Long-Term Incentive Plan of Chicago Bridge & Iron Company N.V.,
(3)	Registration Statement (Form S-8 No. 333-87081) pertaining to the 1999 Long-Term Incentive Plan of Chicago Bridge & Iron Company N.V.,
(4)	Registration Statement (Form S-8 No. 333-39975) pertaining to the Employees Stock Purchase Plan (1997) of Chicago Bridge & Iron Company N.V.,
(5)	Registration Statement (Form S-8 No. 333-24443) pertaining to the Management Defined Contribution Stock Incentive Plan of Chicago Bridge & Iron Company N.V.,
(6)	Registration Statement (Form S-8 No. 333-24445) pertaining to the Long-Term Incentive Plan of Chicago Bridge & Iron Company N.V.,
(7)	Registration Statement (Form S-8 No. 333-33199) pertaining to the Savings Plan of Chicago Bridge & Iron Company N.V.,
(8)	Registration Statement (Form S-8 No. 333-159182) pertaining to the 2009 Amendment to the 2008 Long-Term Incentive Plan of Chicago Bridge & Iron Company N.V.,
(9)	Registration Statement (Form S-8 No. 333-159183) pertaining to the 2009 Amendment to the Employee Stock Purchase Plan of Chicago Bridge & Iron Company N.V.,
(10)	Registration Statement (Form S-3 No. 333-160852) pertaining to the Common Stock and Warrants of Chicago Bridge & Iron Company N.V.,
of our report dated March 30, 2009, with respect to the statements of income, members’ equity and cash flows of Chevron Lummus Global LLC for the year ended December 31, 2008 included in this Annual Report (Form 10-K/A) of Chicago Bridge & Iron Company N.V. for the year ended December 31, 2010.
/s/ Ernst & Young LLP
New York, New York
March 31, 2011